Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	January 29, 2021		716-687-4225

MOOG REPORTS FIRST QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the first quarter ended January 2, 2021.

First Quarter Highlights

▪Sales of $684 million were down 9% from a year ago and in line with second half fiscal 2020 average sales;
▪Diluted earnings per share of $1.17 were down 19% from a year ago and were 34% higher than average adjusted second half fiscal 2020 diluted EPS;
▪Operating margins of 10.4% were down from 12.0% a year ago and 210 basis points higher than the average adjusted second half fiscal 2020 operating margins;
▪Effective tax rate of 24.9%;
▪Completed the acquisition of Genesys Aerosystems, a manufacturer of electronic flight instrument systems and autopilot solutions; and
▪$94 million cash flow from operating activities, up 123% from a year ago.

Segment Results

Aircraft Controls segment revenues in the quarter were $287 million, down 16% year over year. Military aircraft sales were $206 million, 18% higher than a year ago. Military OEM sales increased 26%, to $149 million, tied to very strong F-35 Joint Strike Fighter sales, foreign military sales and funded development programs. Military aftermarket sales were 3% higher, on increased sales across most of the portfolio.

Commercial aircraft revenues were $81 million, 51% lower than a year ago. Sales to commercial OEM customers were down 56%, as production declined significantly at both Boeing and Airbus. Commercial aftermarket sales decreased 32% on lower repair and overhaul activity.

In the quarter, Space and Defense segment revenues were $188 million, an increase of 1% year over year. Space sales were up 24%, to $78 million, the result of increased sales for NASA programs, hypersonics programs and integrated space vehicles. Defense sales were down 11%, at $110 million. Lower sales of missile steering controls and security applications partially offset increases in sales of military vehicle and naval application products.

Industrial Systems segment sales in the quarter were $209 million, down 9% from a year ago. Medical product sales increased 3%, to $65 million, on higher pump sales. Energy product sales were down 4%, the result of a decrease in offshore exploration activity. Sales of products for industrial automation applications were off 11%, with weakness seen across the portfolio. Simulation and test product sales were off 29% on lower demand for flight simulation products used for aircraft pilot training.

Consolidated 12-month backlog was $1.9 billion, up 14% from a year ago.

Exhibit 99.1
“Given the continued challenges of COVID, our first quarter results were very respectable,” said John Scannell, Chairman and CEO. “Comparing our first quarter performance with the third and fourth quarters of FY ’20, our sales held steady and our earnings per share were up nicely. We had another quarter of strong free cash flow and we completed the acquisition of Genesys Aerosystems in our Aircraft Controls segment.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1
Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

COVID-19 Pandemic Risks
▪We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

Strategic Risks
▪We operate in highly competitive markets with competitors who may have greater resources than we possess;
▪Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
▪Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
▪Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Market Condition Risks
▪The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
▪We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
▪The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results; and
▪We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational Risks
▪Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
▪We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
▪If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
▪The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Financial Risks
▪We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
▪We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
▪Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
▪The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
▪Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
▪A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
▪Unforeseen exposure to additional income tax liabilities may affect our operating results.

Exhibit 99.1
Legal and Compliance Risks
▪Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
▪Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;
▪Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
▪We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
▪Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

General Risks
▪The United Kingdom's decision to exit the European Union may result in short-term and long-term adverse impacts on our results of operations;
▪Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;
▪Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
▪Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended
	January 2, 2021	December 28, 2019
Net sales	$683,954	$754,843
Cost of sales	494,311	543,586
Gross profit	189,643	211,257
Research and development	28,008	28,208
Selling, general and administrative	99,603	98,367
Interest	8,420	10,232
Other	3,241	7,546
Earnings before income taxes	50,371	66,904
Income taxes	12,529	16,877
Net earnings	$37,842	$50,027

Net earnings per share
Basic	$1.18	$1.45
Diluted	$1.17	$1.44

Average common shares outstanding
Basic	32,074,873	34,510,851
Diluted	32,237,212	34,787,404

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended
	January 2, 2021	December 28, 2019
Net sales:
Aircraft Controls	$286,774	$339,954
Space and Defense Controls	188,162	186,240
Industrial Systems	209,018	228,649
Net sales	$683,954	$754,843
Operating profit:
Aircraft Controls	$27,922	$38,592
	9.7%	11.4%
Space and Defense Controls	23,046	25,282
	12.2%	13.6%
Industrial Systems	19,898	26,799
	9.5%	11.7%
Total operating profit	70,866	90,673
	10.4%	12.0%
Deductions from operating profit:
Interest expense	8,420	10,232
Equity-based compensation expense	2,502	2,381
Non-service pension expense	920	3,601
Corporate and other expenses, net	8,653	7,555
Earnings before income taxes	$50,371	$66,904

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	January 2, 2021	October 3, 2020
ASSETS
Current assets
Cash and cash equivalents	$97,639	$84,583
Restricted cash	695	489
Receivables, net	872,843	855,535
Inventories, net	646,627	623,043
Prepaid expenses and other current assets	47,119	49,837
Total current assets	1,664,923	1,613,487
Property, plant and equipment, net	609,358	600,498
Operating lease right-of-use assets	68,772	68,393
Goodwill	866,366	821,856
Intangible assets, net	117,717	85,046
Deferred income taxes	20,524	18,924
Other assets	18,888	17,627
Total assets	$3,366,548	$3,225,831
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$69,148	$350
Accounts payable	173,256	176,868
Accrued compensation	102,138	109,510
Contract advances	234,480	203,338
Accrued liabilities and other	234,840	220,488
Total current liabilities	813,862	710,554
Long-term debt, excluding current installments	898,078	929,982
Long-term pension and retirement obligations	189,081	183,366
Deferred income taxes	47,829	40,474
Other long-term liabilities	114,454	118,372
Total liabilities	2,063,304	1,982,748
Shareholders’ equity
Common stock - Class A	43,802	43,799
Common stock - Class B	7,478	7,481
Additional paid-in capital	505,038	472,645
Retained earnings	2,142,566	2,112,734
Treasury shares	(1,000,795)	(990,783)
Stock Employee Compensation Trust	(78,597)	(64,242)
Supplemental Retirement Plan Trust	(65,986)	(53,098)
Accumulated other comprehensive loss	(250,262)	(285,453)
Total shareholders’ equity	1,303,244	1,243,083
Total liabilities and shareholders’ equity	$3,366,548	$3,225,831

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Three Months Ended
	January 2, 2021	December 28, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$37,842	$50,027
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	18,647	18,386
Amortization	2,841	3,281
Deferred income taxes	(139)	3,205
Equity-based compensation expense	2,502	2,381
Other	1,544	(1,017)
Changes in assets and liabilities providing (using) cash:
Receivables	3,664	(19,519)
Inventories	(4,058)	(13,782)
Accounts payable	(7,510)	(29,153)
Contract advances	29,712	40,215
Accrued expenses	6,989	(26,998)
Accrued income taxes	8,831	5,349
Net pension and post retirement liabilities	5,022	8,327
Other assets and liabilities	(11,792)	1,404
Net cash provided by operating activities	94,095	42,106
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(77,708)	(53,906)
Purchase of property, plant and equipment	(20,309)	(27,310)
Other investing transactions	1,604	(3,684)
Net cash used by investing activities	(96,413)	(84,900)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	271,700	272,000
Payments on revolving lines of credit	(235,700)	(617,500)
Proceeds from long-term debt	25,100	—
Payments on long-term debt	(27,586)	—
Proceeds from senior notes, net of issuance costs	—	492,750
Payments on finance lease obligations	(488)	(88)
Payment of dividends	(8,010)	(8,661)
Purchase of outstanding shares for treasury	(11,674)	(57,776)
Proceeds from sale of stock held by SECT	274	—
Purchase of stock held by SECT	(655)	(2,440)
Other financing transactions	—	(1,895)
Net cash provided by financing activities	12,961	76,390
Effect of exchange rate changes on cash	2,619	1,147
Increase in cash, cash equivalents and restricted cash	13,262	34,743
Cash, cash equivalents and restricted cash at beginning of period	85,072	92,548
Cash, cash equivalents and restricted cash at end of period	$98,334	$127,291